EXHIBIT 23(c)


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                       CONSENT OF VALUATORS AND APPRAISERS


The Board of Directors
Pall Corporation:


We consent to the incorporation by reference in this Registration Statement on Form S-3, Registration No. 333-104595, and in Registration Statement on Form S-3, Registration No. 33-39655 of the reference to our firm in Item 7 of the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 2, 2003. We also consent to the reference to our firm under the heading "Experts" in the prospectus constituting part of this Registration Statement.



THE MENTOR GROUP, INC.


By: /s/John D. Glenn
    ---------------------------------
        John D. Glenn
        President & Managing Director

Palm Springs, California
November 4, 2003